CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Tax-Free Bond Fund, and John Hancock High Yield Tax-Free Fund (the two funds comprising the John Hancock Tax Free-Bond Trust) in the John Hancock Tax-Free Income Funds Prospectus and "Independent Auditors" in the John Hancock Tax-Free Bond Fund Class A, Class B and Class C Shares Statement of Additional Information and the John Hancock High Yield Tax-Free Fund Class A, Class B and Class C Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 17 to Registration Statement (Form N-1A, No. 33-32246) of our reports dated October 8, 1999 on the financial statements and financial highlights of John Hancock Tax-Free Bond Fund and John Hancock High Yield Tax-Free Fund.


                                                /s/Ernst & Young LLP
                                                --------------------
                                                Ernst & Young LLP


Boston, Massachusetts
December 23, 1999